EXHIBIT 23(b)


                                                Arthur Andersen LLP


        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        To Thermo Voltek Corp.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1996 included in Thermo Voltek Corp.'s Form 10-K for the year ended December 30, 1995, and to all references to our firm included in this registration statement.

        Arthur Andersen LLP


        Boston, Massachusetts